Exhibit 10.2

$1,000,000,000
TERM LOAN AGREEMENT
dated as of
January 26, 2016
among
KINDER MORGAN, INC.,
as the Borrower,
THE LENDERS PARTY HERETO
and
BARCLAYS BANK PLC,
as the Administrative Agent
___________________________________

BARCLAYS BANK PLC,
BANK OF AMERICA, N.A.,
THE BANK OF NOVA SCOTIA,
THE BANK OF TOKYO-MITSUBISHI UFJ LTD.,
CITIBANK, N.A.,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
DEUTSCHE BANK SECURITIES INC.,
JPMORGAN CHASE BANK, N.A.,
MIZUHO BANK, LTD.,
NATIXIS, NEW YORK BRANCH,
ROYAL BANK OF CANADA,
SUNTRUST BANK,
and
TORONTO DOMINION (TEXAS) LLC
as the Joint Lead Arrangers and the Joint Book Runners,

BANK OF AMERICA, N.A.,
THE BANK OF NOVA SCOTIA,
THE BANK OF TOKYO-MITSUBISHI UFJ LTD.,
CITIBANK, N.A.,
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
DEUTSCHE BANK SECURITIES INC.,
JPMORGAN CHASE BANK, N.A.,
MIZUHO BANK, LTD.,
NATIXIS, NEW YORK BRANCH,
ROYAL BANK OF CANADA,
SUNTRUST BANK,
and
TORONTO DOMINION (TEXAS) LLC
as the Syndication Agents

and
BBVA COMPASS,
as the Documentation Agent

Exhibit 10.2

i

Exhibit 10.2

Exhibit 10.2

Exhibit 10.2

SCHEDULES:

Schedule 1.01	Commitments
Schedule 1.01A	Excluded Subsidiaries
Schedule 6.01	Existing Non-Guarantor Indebtedness
Schedule 6.05	Existing Transactions with Affiliates
Schedule 6.06	Existing Restrictive Agreements

EXHIBITS:

Exhibit 1.01-A	Form of Assignment and Acceptance
Exhibit 1.01-B	Form of Guaranty Agreement
Exhibit 1.01-C	Form of Promissory Note
Exhibit 2.03	Form of Borrowing Request
Exhibit 2.05	Form of Interest Election Request
Exhibit 2.08	Form of Notice of Prepayment
Exhibit 2.14-A	Form of U.S. Tax Compliance Certificate
Exhibit 2.14-B	Form of U.S. Tax Compliance Certificate
Exhibit 2.14-C	Form of U.S. Tax Compliance Certificate
Exhibit 2.14-D	Form of U.S. Tax Compliance Certificate
Exhibit 5.01	Form of Compliance Certificate

Exhibit 10.2

TERM LOAN AGREEMENT
THIS TERM LOAN AGREEMENT, dated as of January 26, 2016 (this “Agreement”) is among:
(a)    Kinder Morgan, Inc., a Delaware corporation (the “Borrower”);
(b)     the banks, financial institutions and other lenders listed on the signature pages hereof under the caption “Lenders” (the “Lenders” and together with each other Person that becomes a Lender pursuant to Section 2.01(b) or Section 9.05, collectively, the “Lenders”); and
(c)    Barclays Bank PLC, individually as a Lender and as the administrative agent for the Lenders (in such latter capacity together with any other Person that becomes Administrative Agent pursuant to Section 8.08, the “Administrative Agent”).
PRELIMINARY STATEMENTS
The Borrower has requested that the Lenders extend credit to the Borrower in the form of Loans (as defined below) in an aggregate principal amount of $1,000,000,000 (the “Transactions”) to be used by Borrower and its subsidiaries for working capital and general corporate purposes, and the Lenders have indicated their willingness to lend on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS

SECTION 1.01 Defined Terms. As used in this Agreement, the following terms have the meanings specified below:“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate.

“Administrative Agent” has the meaning specified in the introduction to this Agreement.
“Administrative Questionnaire” means an Administrative Questionnaire in the form supplied by the Administrative Agent.
“Affiliate” of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, siblings, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person that owns directly or indirectly 25% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 25% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person. In no event shall the Administrative Agent or any Lender be deemed to an Affiliate of the Borrower of any of its Subsidiaries.

Exhibit 10.2

“Agreement” has the meaning specified in the introduction to this Agreement (subject, however, to Section 1.04(e) hereof).
“Alternate Base Rate” means, for any day, a fluctuating rate per annum equal to the greatest of (a) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (b) the Prime Rate in effect for such day, and (c) the LIBOR Rate for a Eurodollar Loan with a one month Interest Period that begins on such day (and if such day is not a Business Day, the immediately preceding Business Day) plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate shall be effective from the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBOR Rate, respectively.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010.
“Applicable Margin” means, as to any ABR Borrowing or any Eurodollar Borrowing, as the case may be, at any time and from time to time, a percentage per annum equal to the applicable percentage set forth below for the corresponding Performance Level at such time:

Performance Level	Eurodollar Borrowings Applicable Margin Percentage	ABR Borrowings Applicable Margin Percentage
I	1.125%	0.125%
II	1.250%	0.250%
III	1.500%	0.500%
IV	1.750%	0.750%
V	2.000%	1.000%

The Applicable Margin shall be determined by reference to the Performance Level in effect from time to time, and any change in the Applicable Margin shall be effective from the effective date of any change in the applicable Performance Level giving rise thereto.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” means Barclays Bank PLC, Bank of America, N.A., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ Ltd., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Natixis, New York Branch, Royal Bank of Canada, SunTrust Bank and Toronto Dominion (Texas) LLC, as joint lead arrangers and joint book runners.
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit 1.01-A or any other form approved by the Administrative Agent.

Exhibit 10.2

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person duly authorized to act on behalf of the Board of Directors of such Person.
“Borrower” has the meaning specified in the introduction to this Agreement.
“Borrower Debt Rating” means, with respect to the Borrower as of any date of determination, the rating that has been most recently announced by each of S&P or Moody’s for any non-credit enhanced, unsecured long-term senior debt issued or to be issued by the Borrower. For purposes of the foregoing:
(a)if, at any time, neither S&P nor Moody’s shall have in effect a Borrower Debt Rating, the Applicable Margin shall be set in accordance with Performance Level V under the definition of “Applicable Margin”;

(b)if the ratings established by S&P and Moody’s shall fall within different Performance Levels, the Applicable Margin shall be based upon the higher rating; provided, however, that, if the lower of such ratings is two or more Performance Levels below the higher of such ratings, the Applicable Margin shall be based upon the rating that is one Performance Level higher than the lower rating;

(c)if any rating established by S&P or Moody’s shall be changed, such change shall be effective as of the date on which such change is announced publicly by the rating agency making such change;

(d)if S&P or Moody’s shall change the basis on which ratings are established by it, each reference to the Borrower Debt Rating announced by S&P or Moody’s shall refer to the then equivalent rating by S&P or Moody’s, as the case may be.

“Borrowing” means a borrowing comprised of Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.
“Borrowing Date” means the Business Day upon which the Loans are to be made available to the Borrower.

Exhibit 10.2

“Borrowing Request” has the meaning specified in Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in Houston, Texas or New York, New York are authorized or required by law to remain closed; provided that, when used in connection with a rate of interest determined by reference to LIBOR, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents (however designated) of such Person’s equity, including (a) all common stock and preferred stock, any limited or general partnership interest and any limited liability company member interest, (b) beneficial interests in trusts, and (c) any other interest or participation that confers upon a Person the right to receive a share of the profits and losses of, or distribution of assets of, the issuing Person.
“Cash Equivalents” means (a) securities issued or unconditionally guaranteed by the United States government or any agency or instrumentality thereof, in each case having maturities of not more than 24 months from the date of acquisition thereof; (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, then from another nationally recognized rating service); (c) commercial paper issued by any Lender or any bank holding company owning any Lender; (d) commercial paper maturing no more than 12 months after the date of creation thereof and, at the time of acquisition, having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (e) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than two years after the date of acquisition thereof issued by any Lender or any other bank having combined capital and surplus of not less than $250,000,000 in the case of domestic banks and $100,000,000 (or the equivalent in dollars thereof) in the case of foreign banks; (f) repurchase agreements with a term of not more than 30 days for underlying securities of the type described in clauses (a), (b) and (e) above entered into with any bank meeting the qualifications specified in clause (e) above or securities dealers of recognized national standing; (g) marketable short-term money market and similar funds (i) either having assets in excess of $250,000,000 or (ii) having a rating of at least A-2 or P-2 from either S&P or Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized rating service); (h) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (a) through (g) above; and (i) in the case of investments by any Foreign Subsidiary, other customarily utilized high-quality investments in the country where such Foreign Subsidiary is located.

“CFC” means a Person that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

Exhibit 10.2

“Change in Control” means and will be deemed to have occurred if (a) any person, entity or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall at any time have acquired direct or indirect beneficial ownership of a percentage of the voting power of the outstanding Voting Stock of the Borrower that exceeds 50% of the voting power of all the outstanding Voting Stock of the Borrower; or (b) Continuing Directors shall not constitute at least a majority of the board of directors of the Borrower.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Charges” has the meaning specified in Section 9.13.
“Closing Date” means the date on which the conditions specified in Section 3.01 are satisfied (or waived in accordance with Section 9.02).
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Commitment” means, with respect to each Lender, the commitment of such Lender to make a Loan pursuant to Section 2.01, as such commitment may be reduced from time to time pursuant to the terms hereof. The initial amount of each Lender’s Commitment as of the Closing Date is set forth on Schedule 1.01, or in the Register maintained by the Administrative Agent pursuant to Section 9.05.
“Communications” has the meaning specified in Section 9.01.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Assets” means, at the date of any determination thereof, the total assets of the Borrower and the Subsidiaries as set forth on a consolidated balance sheet of the Borrower and the Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.
“Consolidated EBITDA” means, for any period, EBITDA of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that Consolidated EBITDA shall be calculated after giving pro forma effect to acquisitions of any Person, property, business or asset (to the extent not subsequently sold, transferred, abandoned or otherwise disposed) and any sale, transfer, abandonment or other disposition of any Person, property, business or asset made by the Borrower or any Subsidiary during such period, as if the acquisition, sale, transfer, abandonment or other disposition had been effected on the first date of such period.
“Consolidated Net Indebtedness” means, at the date of any determination thereof, (a) Indebtedness of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP minus (b) (i) the aggregate cash included in the cash accounts listed on the consolidated balance

Exhibit 10.2

sheet of the Borrower and the Subsidiaries as at such date and (ii) Cash Equivalents of the Borrower and the Subsidiaries as at such date, in the case of each of clauses (i) and (ii), to the extent the use thereof for application to payment of Indebtedness is not prohibited by any Requirement of Law or any contract to which the Borrower or any of the Subsidiaries is a party.
“Consolidated Interest Expense” means, for any period, the Interest Expense of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Consolidated Net Tangible Assets” means, at the date of any determination thereof, Consolidated Tangible Assets after deducting therefrom all current liabilities, excluding (i) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed; and (ii) current maturities of long-term debt, all as set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Borrower and the Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.
“Consolidated Tangible Assets” means, at the date of any determination thereof, Consolidated Assets after deducting therefrom the value, net of any applicable reserves and accumulated amortization, of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Borrower and the Subsidiaries for their most recently completed fiscal quarter, prepared in accordance with GAAP.
“Continuing Director” means, at any date, an individual (a) who is a member of the board of directors of the Borrower on the Closing Date, (b) who, as at such date, has been a member of such board of directors for at least the twelve preceding months, or (c) who has been nominated to be a member of such board of directors by a majority of the other Continuing Directors then in office.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans at such time.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Default” means any event or condition which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within three Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public

Exhibit 10.2

statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that, for the avoidance of doubt, a Lender shall not be a Defaulting Lender solely by virtue of (i) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority, or (ii), in the case of a solvent Person, the precautionary appointment of an administrator, guardian, custodian or other similar official by a Governmental Authority under or based on the law of the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment not be publicly disclosed, in each of such cases, so long as such ownership interest or such appointment does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Borrower and each Lender.
“Documentation Agent” means BBVA Compass, as documentation agent.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States.
“EBITDA” means, with respect to any Person for any period (without duplication), the Net Income of such Person, increased (a) (to the extent deducted in determining Net Income for such period) by the sum of (i) all income taxes (including state franchise taxes based upon income) of such Person paid or accrued according to GAAP for such period; (ii) Consolidated Interest Expense of such Person for such period, (iii) all depreciation, depletion and amortization (including amortization of goodwill) of such Person for such period; (iv) other non-cash charges or losses (including asset impairments, write-downs or write-offs), (v) amortization, write-off or write-down of debt discount, capitalized interest and debt issuance costs and commissions, discounts and other fees, charges and expenses associated with any letters of credit or Indebtedness, including in connection with the repurchase or repayment thereof, including any premium and acceleration of fees or discounts and other expenses, and (vi) for any period ending on or before the first fiscal quarter ending after the Closing Date, the amount of any Net Income attributable to noncontrolling interests, plus (b) the amount of cash dividends actually received during such period by such Person on a consolidated basis from unconsolidated Subsidiaries of such Person and equity investments in Persons not otherwise constituting Subsidiaries of such Person (provided that any such cash dividends actually received within thirty days after the last day of any fiscal quarter attributable to operations during such prior fiscal quarter shall be deemed to have been received during such prior fiscal quarter and not in the fiscal quarter actually received) minus (c) each of the following (i) all non-cash items of income or gain of such Person which were included in determining such consolidated Net Income for such period, (ii) any cash payments made during such period in respect of items described in clause (a)(iv) above subsequent to the fiscal quarter in

Exhibit 10.2

which the relevant non-cash charges or losses were reflected as a charge in determining consolidated Net Income and (iii) equity earnings from unconsolidated Subsidiaries and equity investments in Persons not otherwise constituting Subsidiaries of such Person, in each case determined in accordance with GAAP.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 9.05(a)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 9.05(a)(iii)).
“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials into the environment, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
“ERISA Group” means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the LIBOR Rate.
“Event of Default” has the meaning specified in Section 7.01.

Exhibit 10.2

“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means (i) any Subsidiary that is not a Wholly-owned Domestic Operating Subsidiary, (ii) any Domestic Subsidiary that is a Subsidiary of a CFC or any Domestic Subsidiary (including a disregarded entity for U.S. federal income Tax purposes) substantially all of whose assets (held directly or through Subsidiaries) consist of Capital Stock of one or more CFCs or Indebtedness of such CFCs, (iii) any Immaterial Subsidiary, (iv) any Subsidiary listed on Schedule 1.01A, (v) each of Calnev Pipe Line LLC, SFPP, L.P., Kinder Morgan G.P., Inc. and EPEC Realty, Inc. and each of its Subsidiaries, (vi) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent (confirmed in writing by notice to the Borrower), the cost or other consequences (including any adverse Tax consequences) of providing a Guaranty shall be excessive in view of the benefits to be obtained by the Lenders therefrom, (vii) any not-for-profit Subsidiary, (viii) any Subsidiary that is prohibited by a Requirement of Law from providing a Guaranty of the Obligations, and (ix) any Subsidiary acquired by the Borrower and its Subsidiaries after the Closing Date to the extent, and so long as, the financing documentation governing any existing Indebtedness of such Subsidiary (other than Indebtedness created or incurred in anticipation of, or with the intent to circumvent the terms of, this Agreement) that is permitted to survive pursuant to Section 6.01 (and does survive) prohibits such Subsidiary from guaranteeing the Obligations; provided, that notwithstanding the foregoing, any Subsidiary that Guarantees any senior notes or senior debt securities issued by the Borrower shall not constitute an Excluded Subsidiary for so long as such Guarantee is in effect.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, state gross receipts Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment or becomes a party to this Agreement (other than pursuant to an assignment request by the Borrower under Section 2.16(b) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.14(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Executive Summary” means the Confidential Information Memorandum relating to this Agreement and the Transactions dated January 2016.
“Existing Credit Agreement” means the Revolving Credit Agreement, dated as of September 19, 2014 (as amended, restated or otherwise modified), among the Borrower, the banks and other financial institutions party thereto as lenders and Barclays Bank PLC, as administrative agent.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into by the United States that implement or modify the foregoing (together with the portions of any law implementing such intergovernmental agreements).

Exhibit 10.2

“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Fee Letter” has the meaning specified in Section 2.09.
“Foreign Lender” means any Lender that is not a U.S. Person.
“Foreign Subsidiary” means any Subsidiary of the Borrower that is not a Domestic Subsidiary.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.
“GAAP” means generally accepted accounting principles in the United States of America from time to time, including as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financing Accounting Standards Board.
“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank).
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.
“Guarantors” means each Person that guarantees the Obligations pursuant to the Guaranty.
“Guaranty” means the Guaranty Agreement dated as of the date hereof, substantially in the form of Exhibit 1.01-B hereto.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates,

Exhibit 10.2

asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedging Agreement” means a financial instrument or security which is used as a cash flow or fair value hedge to manage the risk associated with a change in interest rates, foreign currency exchange rates or commodity prices.
“Hybrid Securities” means any trust preferred securities, or deferrable interest subordinated debt with a maturity of at least 20 years, which provides for the optional or mandatory deferral of interest or distributions, issued by the Borrower, or any business trusts, limited liability companies, limited partnerships or similar entities (i) substantially all of the common equity, general partner or similar interests of which are owned (either directly or indirectly through one or more Wholly-owned Subsidiaries) at all times by the Borrower or any of the Subsidiaries, (ii) that have been formed for the purpose of issuing trust preferred securities or deferrable interest subordinated debt, and (iii) substantially all the assets of which consist of (A) subordinated debt of the Borrower or a Subsidiary, and (B) payments made from time to time on the subordinated debt.
“Immaterial Subsidiary” means any Subsidiary that is not a Material Subsidiary.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments (other than surety, performance and guaranty bonds), (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding trade accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others (provided that in the event that any Indebtedness of the Borrower or any Subsidiary shall be the subject of a Guarantee by one or more Subsidiaries or by the Borrower, as the case may be, the aggregate amount of the outstanding Indebtedness of the Borrower and the Subsidiaries in respect thereof shall be determined by reference to the primary Indebtedness so guaranteed, and without duplication by reason of the existence of any such guarantee), (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of (i) the full face amount of all letters of credit (drawn or undrawn) supporting the exposure of such Person under Hedging Agreements and (ii) the drawn portion of all other letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of funded bankers’ acceptances and (j) Hybrid Securities. The Indebtedness of any Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor: provided that Indebtedness shall not include (1) non-recourse debt, (2) performance guaranties, (3) monetary obligations or guaranties of monetary obligations of Person as lessees under leases that are in accordance with GAAP, recorded as operating leases, and (4) guarantees by such Person of obligations of others which are not obligations described in clauses (a) through (j) of this definition, and provided further, that where any such indebtedness or obligation of such Person is made jointly, or jointly and severally, with any third party or parties other than any Subsidiary of such Person, the amount thereof for the purpose of this definition only shall be the pro rata portion thereof payable by such Person, so long as such third party or parties have not defaulted on its or their joint and several portions thereof and can reasonably be expected to perform its or their obligations thereunder. For the avoidance of doubt, except as expressly provided in clause (h)(i) above, “Indebtedness” of a Person in respect of such letters of credit shall include, without duplication, only the

Exhibit 10.2

principal amount of the unreimbursed obligations of such Person in respect of such letters of credit that have been drawn upon by the beneficiaries to the extent of the amount drawn, and shall include no other obligations in respect of such letters of credit.
“Indemnified Parties” has the meaning specified in Section 9.03.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Obligation and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnity Matters” means, with respect to any Indemnified Party, all losses, liabilities, claims and damages (including reasonable legal fees and expenses).
“Interest Election Request” has the meaning specified in Section 2.05.
“Interest Expense” means (without duplication), with respect to any period for any Person (a) the aggregate amount of interest, whether expensed or capitalized, paid, accrued or scheduled to be paid during such period in respect of the Indebtedness of such Person including (i) the interest portion of any deferred payment obligation; (ii) the portion of any rental obligation in respect of Capital Lease Obligations allocable to interest expenses; and (iii) any non-cash interest payments or accruals, all determined in accordance with GAAP, less (b) Interest Income of such Person for such period.
“Interest Income” means, with respect to any period for any Person, interest actually received by such Person during such period.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last Business Day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.
“Interest Period” means with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending (a) on the date that is one week thereafter or (b) on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, in each case as the Borrower may elect; provided (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of any Eurodollar Borrowing, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall end after the Stated Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Eurodollar Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“IRS” means the United States Internal Revenue Service.
“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged

Exhibit 10.2

with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.
“Lenders” has the meaning specified in the introduction to this Agreement.
“LIBOR” means, with respect to any Eurodollar Loan for any Interest Period, a fluctuating rate per annum equal to (x) the rate per annum determined by the Administrative Agent to be the offered rate for dollar deposits with a term equivalent to such Interest Period appearing on the page of the Reuters Screen which displays an average of the London interbank offered rate administered by the ICE Benchmark Administration or (y) if the rate in clause (x) above does not appear on such page or service or if such page or service is not available, the rate per annum determined by the Administrative Agent to be the offered rate for dollar deposits with a term equivalent to such Interest Period on such other page or other service which displays an average of the London interbank offered rate administered by the ICE Benchmark Administration or (z) if the rates in clauses (x) and (y) are not available, the rate per annum determined by the Administrative Agent to be the average offered quotation rate by major banks in the London interbank market for dollar deposits of principal amounts comparable to such Eurodollar Loan with maturities comparable to such Interest Period.
“LIBOR Rate” means, with respect to any Eurodollar Loan for any Interest Period for such Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the product of (i) LIBOR for such Loan for such Interest Period multiplied by (ii) the Reserve Requirement for such Loan for such Interest Period. In no case shall the LIBOR Rate be less than zero.
“Lien” means, with respect to any asset (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan Documents” mean, collectively, this Agreement, the Guaranty, the Promissory Notes, if any, the Fee Letter and all other instruments and documents from time to time executed and delivered by the Borrower or the Guarantors in connection herewith and therewith.
“Loan Party” means the Borrower and each Guarantor.
“Loans” means advances made by the Lenders to the Borrower pursuant to this Agreement.
“Material Adverse Effect” means, relative to any occurrence of whatever nature, a material adverse effect on (a) the business assets, liabilities or financial condition of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower and the Guarantors, taken as a whole, to perform the Obligations or (c) the rights and remedies of the Administrative Agent or any Lender against the Borrower or, taken as a whole, the Guarantors, under any material provision of this Agreement or any other Loan Document.
“Material Subsidiary” means, as at any date of determination, any Subsidiary of the Borrower whose total tangible assets (for purposes of the below, when combined with the tangible assets of such Subsidiary’s Subsidiaries, after eliminating intercompany obligations) as at such date of determination are greater than or equal to 5% of Consolidated Tangible Assets as of the last day of the

Exhibit 10.2

fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (the “Most Recent Financial Statement Date”), as the case may be; provided that if the aggregate total tangible assets of all Material Subsidiaries is less than 85% of Consolidated Tangible Assets as of the Most Recent Financial Statement Date, the Borrower shall designate Subsidiaries as “Material Subsidiaries” in writing to the Administrative Agent along with the delivery of the applicable financial statements pursuant to Section 5.01(a) or (b) such that the deficit described in this proviso ceases to exist.
“Maturity Date” means the earlier of (a) the Stated Maturity Date and (b) the acceleration of the Obligations pursuant to Section 7.01.
“Maximum Rate” has the meaning specified in Section 9.13.
“Moody’s” means Moody’s Investors Service, Inc.
“Most Recent Financial Statement Date” has the meaning specified in the definition of Material Subsidiary.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Income” means with respect to any Person for any period that net income of such Person for such period determined in accordance with GAAP; provided that there shall be excluded, without duplication, from such net income (to the extent otherwise included therein).
(a)net extraordinary gains and losses (other than, in the case of losses, losses resulting from charges against net income to establish or increase reserves for potential environmental liabilities and reserves for exposure of such Person under rate cases);

(b)net gains or losses in respect of dispositions of assets other than in the ordinary course of business;

(c)any gains or losses attributable to write-ups or write-downs of assets; and

(d)proceeds of any key man insurance, or any insurance on property, plant or equipment.

“Net Worth” means, as to the Borrower at any date, the sum of the amount of shareholders’ equity of the Borrower determined as of such date in accordance with GAAP, provided there shall be excluded, without duplication, from such determination (to the extent otherwise included therein) the amount of accumulated other comprehensive gain or loss as of such date.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (i) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 9.02 and (ii) has been approved by the Required Lenders.
“Non-Guarantor Subsidiary” has the meaning specified in Section 6.01.
“Non-Wholly-owned Subsidiary” means any Subsidiary that is not a Wholly-owned Subsidiary.“Notice of Default” has the meaning specified in Section 7.01.

Exhibit 10.2

“Notice of Prepayment” has the meaning specified in Section 2.06.
“Obligations” means collectively:
(a)the payment of all indebtedness and liabilities by, and performance of all other obligations of, the Borrower in respect of the Loans;

(b)the payment of all other indebtedness and liabilities by and performance of all other obligations of the Borrower to the Administrative Agent and the Lenders under, with respect to, and arising in connection with, the Loan Documents, and the payment of all indebtedness and liabilities of the Borrower to the Administrative Agent and the Lenders for fees, costs, indemnification and expenses (including reasonable attorneys’ fees and expenses) under the Loan Documents;

(c)the reimbursement of all sums advanced and costs and expenses incurred by the Administrative Agent under any Loan Document (whether directly or indirectly) in connection with the Obligations or any part thereof or any renewal, extension or change of or substitution for the Obligations or, any part thereof, whether such advances, costs and expenses were made or incurred at the request of the Borrower or the Administrative Agent; and

(d)all renewals, extensions, amendments and changes of, or substitutions or replacements for, all or any part of the items described under clauses (a) through (d) above.

“Operating Subsidiary” means any operating company that is a Subsidiary of the Borrower.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(b)) treating the assignee and the assignor with respect to any such assignment as the recipient for purposes of the definition of Other Connection Taxes.
“Participant” has the meaning assigned to such term in Section 9.05(c).
“Participant Register” has the meaning specified in Section 9.05(c).
“Patriot Act” has the meaning specified in Section 9.15.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Performance Level” means a reference to one of Performance Level I, Performance Level II, Performance Level III, Performance Level IV or Performance Level V.

Exhibit 10.2

“Performance Level I” means, at any date of determination, that the Borrower shall have a Borrower Debt Rating in effect on such date of at least BBB+ by S&P or at least Baa1 by Moody’s.
“Performance Level II” means, at any date of determination, (a) that the Performance Level does not meet the requirements of Performance Level I and (b) that the Borrower shall have a Borrower Debt Rating in effect on such date of at least BBB by S&P, or at least Baa2 by Moody’s.
“Performance Level III” means, at any date of determination, (a) that the Performance Level does not meet the requirements of Performance Level I or Performance Level II and (b) that the Borrower shall have a Borrower Debt Rating in effect on such date of at least BBB- by S&P, or at least Baa3 by Moody’s.
“Performance Level IV” means, at any date of determination, (a) that the Performance Level does not meet the requirements of Performance Level I, Performance Level II or Performance Level III and (b) that the Borrower shall have a Borrower Debt Rating in effect on such date of at least BB+ by S&P, or at least Ba1 by Moody’s.
“Performance Level V” means, at any date of determination, that the Performance Level does not meet the requirements of Performance Level I, Performance Level II, Performance Level III or Performance Level IV.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any member of its ERISA Group is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plantation Pipe Line” means Plantation Pipe Line Company, a Delaware and Virginia corporation.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Principal Office” means the principal office of the Administrative Agent, presently located in New York, New York, or such other location as designated by the Administrative Agent from time to time.
“Promissory Note” means a promissory note of the Borrower payable to the order of each Lender, in substantially the form of Exhibit 1.01-C, together with all modifications, extensions, renewals and rearrangements thereof.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Register” has the meaning specified in Section 9.05.

Exhibit 10.2

“Regulation D” means Regulation D of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation T” means Regulation T of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Required Lenders” means, at any time, subject to the provisions of Section 9.02(b), Lenders having Credit Exposure representing more than 50% of the sum of the total Credit Exposures at such time.
“Requirement of Law” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
“Reserve Requirement” means, for any day a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board or other Governmental Authority to which the Administrative Agent is subject with respect to LIBOR, for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentage shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulations. The Reserve Requirement shall be adjusted automatically on and as of the effective date of any change in any such reserve percentage.
“Responsible Officer” means, as used with respect to the Borrower, the Chairman, Vice Chairman, President, any Vice President, Chief Executive Officer, Chief Financial Officer, Controller or Treasurer of the Borrower.
“Restricted Payment” means any distribution (whether in cash, securities or other property) with respect to any Capital Stock in the Borrower, or any payment (whether in cash, securities or other property), including any deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or any option or other right to acquire any such Capital Stock.
“S&P” means Standard & Poor’s Financial Services, LLC, a division of The McGraw-Hill Companies, Inc.
“Sanctions” has the meaning specified in Section 4.14(a).

Exhibit 10.2

“SEC” means the Securities and Exchange Commission or any Governmental Authority succeeding to its function.
“Solvent” means, with respect to any Person as of any date, that as of such date, (a)(i) the sum of such Person’s indebtedness (including contingent liabilities) does not exceed the present fair saleable value of such Person’s present assets; (ii) such Person’s capital is not unreasonably small in relation to its business as contemplated on such date; and (iii) such Person has not incurred, and does not intend to incur, or believe that it will incur indebtedness (including current obligations) beyond its ability to pay principal and interest on such indebtedness as it becomes due (whether at maturity or otherwise); and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).
“Stated Maturity Date” means the date that is three years following the Closing Date.
“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. Unless the context otherwise clearly requires, references in this Agreement to a “Subsidiary” or the “Subsidiaries” refer to a Subsidiary or the Subsidiaries of the Borrower. Notwithstanding the foregoing, Plantation Pipe Line shall not be a Subsidiary of the Borrower until such time as its assets and liabilities, profit or loss and cash flow are required under GAAP to be consolidated with those of the Borrower.
“Syndication Agents” means Bank of America, N.A., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ Ltd., Citibank, N.A., Credit Suisse AG, Cayman Islands Branch, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., Natixis, New York Branch, Royal Bank of Canada, SunTrust Bank and Toronto Dominion (Texas) LLC.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, or withholdings (including backup withholding) assets, fees or other charges imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.
“Total Capitalization” means, as to the Borrower at any date, the sum of Consolidated Net Indebtedness (determined at such date) and the Net Worth (determined as at the end of the most recent fiscal quarter of the Borrower for which financial statements pursuant to Section 5.01(a) or Section 5.01(b), as applicable, have been delivered).
“Total Commitment” means the sum of the Commitments of the Lenders.
“Transactions” has the meaning specified in the Preliminary Statements.

Exhibit 10.2

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBOR Rate or the Alternate Base Rate.
“United States” and “U.S.” each means United States of America.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(3) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.14(g).
“Voting Stock” means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors or other governing body of such Person or its managing member or its general partner (or its managing general partner if there is more than one general partner).
“Wholly-owned Domestic Operating Subsidiary” means any Wholly-owned Subsidiary that constitutes (i) a Domestic Subsidiary and (ii) an Operating Subsidiary.
“Wholly-owned Subsidiary” means a Subsidiary of which all issued and outstanding Capital Stock (excluding in the case of a corporation, directors’ qualifying shares) is directly or indirectly owned by the Borrower.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means the Administrative Agent and the Borrower.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
SECTION 1.02 Classification of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings may be classified and referred to by Type (e.g., a “Eurodollar Loan” or “Eurodollar Borrowing” or an “ABR Loan” or “ABR Borrowing”).
SECTION 1.03 Accounting Terms; Changes in GAAP. All accounting and financial terms used herein and not otherwise defined herein and the compliance with each covenant contained herein which relates to financial matters shall be determined in accordance with GAAP applied by the Borrower on a consistent basis, except to the extent that a deviation therefrom is expressly stated. Should there be a change in GAAP from that in effect on the Closing Date, such that any of the defined terms set forth in Section 1.01 and/or compliance with the covenants set forth in Article VI would then be calculated in a different manner or with different components or any of such covenants and/or defined terms used therein would no longer constitute meaningful criteria for evaluating the matters addressed thereby prior to such change in GAAP (a) the Borrower and the Required Lenders agree, within the 60‑day period following any such change, to negotiate in good faith and enter into an amendment to this Agreement in order to modify the defined terms set forth in Section 1.01 or the covenants set forth in Article VI, or both, in such respects as shall reasonably be deemed necessary by the Required Lenders

Exhibit 10.2

that the criteria for evaluating the matters addressed by such covenants are substantially the same criteria as were effective prior to any such change in GAAP, and (b) the Borrower shall be deemed to be in compliance with such covenants during the 60-day period following any such change, or until the earlier date of execution of such amendment, if and to the extent that the Borrower would have been in compliance therewith under GAAP as in effect immediately prior to such change; provided, however, that for the avoidance of doubt, any lease that was accounted for by the Borrower or the Subsidiaries as an operating lease as of the Closing Date and any other lease entered into after the Closing Date by the Borrower or any Subsidiary shall be accounted for as an operating lease and not a capital lease to the extent that such lease would have been characterized as an operating lease as of the Closing Date.
SECTION 1.04    Interpretation. In this Agreement, unless a clear contrary intention appears:

(a)the singular number includes the plural number and vice versa;

(b)reference to any gender includes each other gender;

(c)the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

(d)reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;

(e)except as expressly provided to the contrary herein, reference to any agreement, document or instrument (including this Agreement) means such agreement, document or instrument as amended, supplemented or modified, or extended, renewed, refunded, substituted or replaced, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof, and reference to any Promissory Note or other note or Indebtedness or other indebtedness includes any note or indebtedness issued pursuant hereto in extension or renewal or refunding thereof or in substitution or replacement therefor;

(f)unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

(g)the word “including” (and with correlative meaning “include”) means including, without limiting the generality of any description preceding such term;

(h)with respect to the determination of any period of time, except as expressly provided to the contrary, the word “from” means “from and including” and the word “to” means “to but excluding”;

(i)reference to any law, rule or regulation means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time; and

(j)the words “asset” and “property” shall be construed to have the same meaning and effect and refer to any and all tangible and intangible assets and properties.

Exhibit 10.2

ARTICLE II
THE CREDITS

SECTION 2.01 Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Loans to the Borrower in a single drawing on the Closing Date in an aggregate principal amount not to exceed such Lender’s Commitment immediately prior to the making of such Loans. Loans may not be reborrowed once repaid.
SECTION 2.02 Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans denominated in U.S. dollars made by the Lenders, ratably in accordance with their respective Commitments on the date such Loans are made hereunder. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.11, the Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)    At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $3,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000.
(d)    There shall not at any time be more than a total of five Eurodollar Borrowings outstanding.
(e)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Stated Maturity Date.
SECTION 2.03 Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request (which request shall be in writing unless otherwise agreed to by the Administrative Agent) (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York, New York time, two Business Days before the Closing Date and (b) in the case of an ABR Borrowing, not later than 2:00 p.m., New York, New York, time, one Business Day before the date of the Closing Date. Each such Borrowing Request shall be irrevocable and shall be made by hand delivery, telecopy or electronic communication (e-mail) to the Administrative Agent of a written Borrowing Request in a form of Exhibit 2.03 (a “Borrowing Request”) and signed by the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;

Exhibit 10.2

(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;
(iv)    in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04;
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Lender in writing of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
SECTION 2.04 Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the Closing Date by wire transfer of immediately available funds by 2:00 p.m., New York, New York time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Borrowing requested pursuant to Section 2.03 in immediately available funds by crediting or wiring such proceeds to the deposit account of the Borrower identified in the Borrowing Request or otherwise agreed upon by the Borrower and the Administrative Agent from time to time.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the Closing Date that such Lender will not make available to the Administrative Agent such Lender’s ratable share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.04(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its ratable share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from the date such amount is made available to the Borrower to the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
SECTION 2.05 Interest Elections.
(a)    Subject to Section 2.11, each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, subject to Section 2.11, the Borrower may

Exhibit 10.2

elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.05. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section 2.05, the Borrower shall notify the Administrative Agent of such election (which notification shall be in writing unless otherwise agreed to by the Administrative Agent) by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be made by hand delivery or telecopy or by electronic communication (e-mail) to the Administrative Agent of an Interest Election Request in the form of Exhibit 2.05 (an “Interest Election Request”).
(c)    Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
(iv)    if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender in writing of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if and so long as an Event of Default is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then so long as an Event of Default has occurred and is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing, and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

Exhibit 10.2

SECTION 2.06 Termination of Commitments. The Total Commitment shall terminate on the making of any Loans pursuant to Section 2.01 hereof.
SECTION 2.07 Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to Section 2.07(b) or (c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error or conflict therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)    Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Promissory Notes in such forms payable to the payee named therein.
SECTION 2.08 Voluntary Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, subject to prior notice in accordance with Section 2.08(b).
(b)    The Borrower shall notify the Administrative Agent (which notice shall be made in writing by telecopy or electronic communication (e-mail) in the form of Exhibit 2.08 (a “Notice of Prepayment”)) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York, New York time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York, New York time, one Business Day prior to the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, Type and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a notice of prepayment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other event, in which case such notice of prepayment may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied Each partial prepayment shall be in an aggregate amount not less than, and shall be an integral multiple of, the amounts shown below with respect to the applicable Type of Loan or Borrowing:

Exhibit 10.2

Type of Loan/Borrowing	Integral Multiple of	Minimum Aggregate Amount
Eurodollar Borrowing	$1,000,000	$3,000,000
ABR Borrowing	$1,000,000	$1,000,000

Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders in writing of the contents thereof. If the Borrower fails to designate the Type of Borrowings to be prepaid, partial prepayments shall be applied first to the outstanding ABR Borrowings until the outstanding principal amount of all ABR Borrowings is repaid in full, and then to the outstanding principal amount of Eurodollar Borrowings. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied to the Loans included in the prepaid Borrowing in accordance with the Lenders’ ratable share of such Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.
SECTION 2.09 Fees.
(a)    The Borrower agrees to pay, without duplication, to the Administrative Agent and the Lenders, for their own accounts (or that of their applicable Affiliate), fees payable in the amounts and at the times specified in that letter agreement dated January 4, 2016 among the Borrower and Barclays Bank PLC (as from time to time amended, the “Fee Letter”).
(b)    All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (for distribution as applicable). Except as required by law, fees paid shall not be refundable under any circumstance.
SECTION 2.10 Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the sum of Alternate Base Rate plus the Applicable Margin.
(b)    The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBOR Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the Alternate Base Rate plus the Applicable Margin for ABR Borrowing.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.10(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

Exhibit 10.2

(e)    All interest hereunder shall be computed on the basis of a year of 360-day year, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBOR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
SECTION 2.11 Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the LIBOR Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders in writing as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders in writing that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
SECTION 2.12 Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBOR Rate);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its Loans, loan principal, Commitments, or other Obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to reduce the amount of any sum received or receivable by such Lender or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or other Recipient, the Borrower will pay to such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender or other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

Exhibit 10.2

(b)    If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by, such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and/or liquidity requirements), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section 2.12 and delivered to the Borrower, shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
SECTION 2.13 Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow (unless such failure was caused by the failure of a Lender to make such Loan), convert, continue or prepay any Eurodollar Loan, or the failure to convert an ABR Loan to a Eurodollar Loan, on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.06 and is revoked in accordance herewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the LIBOR Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the Eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

Exhibit 10.2

SECTION 2.14 Taxes.
(a)    Defined Terms. For purposes of this Section 2.14, the term “Requirement of Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by a Requirement of Law. If any Requirement of Law (as determined in the good faith discretion of the Withholding Agent) requires the deduction or withholding of any Tax from any such payment by the Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirement of Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.14) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable Requirement of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrower. The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, however, the Borrower shall not be required to indemnify a Recipient pursuant to this Section 2.14(d) for any Indemnified Taxes unless such Recipient makes written demand on the Borrower for indemnification for such Indemnified Taxes no later than six months after the earlier of (i) the date on which such Recipient receives written demand from the relevant Governmental Authority for payment of such Indemnified Taxes or (ii) the date on which such Recipient has made payment of such Indemnified Taxes. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).

Exhibit 10.2

(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.14, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders. (%3) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirement of Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in subsections (ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income Tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such Tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such Tax treaty;
(2)    executed originals of IRS Form W-8ECI;

Exhibit 10.2

(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit 2.14-A to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.14-B or Exhibit 2.14-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit 2.14-D on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable Requirement of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Requirement of Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Requirement of Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Requirement of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

Exhibit 10.2

(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.14 (including by the payment of additional amounts pursuant to this Section 2.14), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    On or before the date that Barclays Bank PLC (or any successor or replacement Administrative Agent) becomes the Administrative Agent hereunder, it shall deliver to the Borrower two duly executed originals of either (i) IRS Form W-9 (or any applicable successor form) certifying that the Administrative Agent is not subject to backup withholding, or (ii) IRS Form W-8IMY (or any applicable successor form) establishing that the Administrative Agent will act as a withholding agent for any U.S. federal withholding tax imposed with respect to any payments made to Lenders under any Loan Document.
(j)    Survival. Each party’s obligations under this Section 2.14 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
SECTION 2.15 Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    The Borrower shall make each payment required to be made by the Borrower hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York, New York time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its Principal Office, except that payments pursuant to Sections 2.12, 2.13, 2.14 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

Exhibit 10.2

(b)    If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amount of principal then due to such parties.
(c)    If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this paragraph shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from the date such amount is distributed to it to the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules or interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 8.08, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under such Sections; in

Exhibit 10.2

the case of each of (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
SECTION 2.16 Mitigation of Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 2.12, or requires the Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall (at the request of the Borrower) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.16(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 9.05), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.12 or Section 2.14) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 9.05;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with applicable law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

Exhibit 10.2

SECTION 2.17 Defaulting Lenders. (a)    Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 9.02.
(ii)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 9.09 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fourth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(b)    If the Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein that the Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their respective Commitments, whereupon, that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III
CONDITIONS PRECEDENT

SECTION 3.01    Conditions Precedent to the Closing Date Date. This Agreement and the obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied or waived in accordance with Section 9.02:
(a)    The Administrative Agent shall have received the following, each dated the Closing Date:

Exhibit 10.2

(i)    this Agreement executed by each party hereto;
(ii)    the Guaranty executed by each party thereto;
(iii)    a certificate of an officer and of the secretary or an assistant secretary of the Borrower and each Guarantor, certifying, inter alia (A) true and complete copies of each of the certificate of incorporation or other appropriate organizational document, as amended and in effect, of the Borrower or such Guarantor, the bylaws or similar organizational document, as amended and in effect, of the Borrower or such Guarantor and the resolutions adopted by the Board of Directors or similar governing body of the Borrower or such Guarantor (1) authorizing the execution, delivery and performance by such Person of each Loan Documents to which it is or will be a party and, in the case of the Borrower, the borrowing of the Loans to be made hereunder, (2) approving the Loan Documents to which such Person is or will be a party and (3) authorizing officers of such Person to execute and deliver the Loan Documents to which such Person is or will be a party and any related documents and (B) the incumbency and specimen signatures of the officers of such Person executing any such documents on its behalf; provided, that there shall be no requirement to deliver such certificates for any Guarantor that is not a Material Subsidiary;
(iv)    a certificate of the chief financial officer of the Borrower, dated as of the Closing Date, certifying that, after giving effect to the consummation of the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, will be Solvent;
(v)    a certificate of a Responsible Officer of the Borrower, dated as of the Closing Date, certifying as to the satisfaction of the conditions in Sections 3.01(b), (c), and (d);
(vi)    signed opinions, dated as of the Closing Date, addressed to the Administrative Agent and the Lenders from legal counsel to the Borrower and the Guarantors covering the matters reasonably requested by the Administrative Agent; provided, that there shall be no requirement to deliver opinions of local counsel for any Guarantor that is not a Material Subsidiary; and
(vii)    certificates of appropriate officials as to the existence and good standing of the Borrower and each Guarantor.
(b)    There shall not have occurred any change, effect, event or occurrence since December 31, 2014 that, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.
(c)    The representations and warranties set forth in Article IV and in the other Loan Documents shall be true and correct in all material respects as of the Closing Date (unless such representation and warranty expressly relates to an earlier date).
(d)    No Default or Event of Default shall have occurred and be continuing or would result from the Borrowing on the Closing Date.
(e)    The Administrative Agent shall have received (for distribution to the Lenders so requesting) at least three business days prior to the Closing Date all documentation and other information about the Borrower and the Guarantors as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act,

Exhibit 10.2

to the extent reasonably requested by any Lender to the Administrative Agent and conveyed by the Administrative Agent to the Borrower in writing at least 5 Business Days prior to the Closing Date.
(f)    All fees required to be paid on the Closing Date pursuant to the letter agreement referenced in Section 2.09(a) and all reasonable out-of-pocket expenses required to be paid on the Closing Date, to the extent invoiced at least two Business Days prior to the Closing Date, shall have been paid or shall concurrently be paid (which amounts may be offset against the proceeds of the Loans).
(g)    A Borrowing Request shall have been delivered in accordance with the terms of Section 2.03.
The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date in writing promptly upon such conditions precedent being satisfied (or waived in accordance with Section 9.02), and such notice shall be conclusive and binding.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES

On the Closing Date, the Borrower makes the following representations and warranties to the Administrative Agent and the Lenders:

SECTION 4.01 Organization and Qualification. The Borrower and each of the Material Subsidiaries (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the laws of the state of its incorporation, organization or formation, (b) has all requisite corporate, partnership, limited liability company or other power and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted and (c) is duly qualified to do business and is in good standing in every jurisdiction in which the failure to be so qualified would, individually or together with all such other failures of the Borrower and the Subsidiaries, have a Material Adverse Effect.
SECTION 4.02 Authorization, Validity, Etc. The Borrower and each Guarantor has all requisite corporate (or other organizational) power and authority to execute and deliver, and to incur and perform its obligations under this Agreement and under the other Loan Documents to which it is a party and, in the case of the Borrower, to make the Borrowings hereunder, and all such actions have been duly authorized by all necessary proceedings on its behalf. This Agreement and the other Loan Documents have been duly and validly executed and delivered by or on behalf of the Borrower (and, on the Closing Date, with respect to the Guaranty, each Guarantor) party thereto and constitute valid and legally binding agreements of the Borrower and each Guarantor, as applicable, enforceable against the Borrower or the Guarantor in accordance with the respective terms thereof, except (a) as may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws relating to or affecting the enforcement of creditors’ rights generally, and by general principles of equity (including principles of good faith, reasonableness, materiality and fair dealing) which may, among other things, limit the right to obtain equitable remedies (regardless of whether considered in a proceeding in equity or at law) and (b) as to the enforceability of provisions for indemnification for violation of applicable securities laws, limitations thereon arising as a matter of law or public policy.
SECTION 4.03 Governmental Consents, Etc. No authorization, consent, approval, license or exemption of or registration, declaration or filing with any Governmental Authority, is necessary for the valid execution and delivery of, or the incurrence and performance by the Borrower or each Guarantor of its obligations under, any Loan Document to which it is a party, except those that have

Exhibit 10.2

been obtained and such matters relating to performance as would ordinarily be done in the ordinary course of business after the Closing Date.
SECTION 4.04 No Breach or Violation of Agreements or Restrictions, Etc. Neither the execution and delivery of, nor the incurrence and performance by any Loan Party of its obligations under, the Loan Documents to which it is a party, nor the extensions of credit contemplated by the Loan Documents, will (a) breach or violate any applicable Requirement of Law, (b) result in any breach or violation of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of its property or assets (other than Liens created or contemplated by this Agreement) pursuant to the terms of, any indenture, mortgage, deed of trust, agreement or other instrument to which it or any of the Subsidiaries is party or by which any of its properties or assets, or those of any of the Subsidiaries is bound or to which it is subject, except for breaches, violations and defaults under clauses (a) and (b) that neither individually nor in the aggregate could reasonably be expected to result in a Material Adverse Effect, or (c) violate any provision of the organizational documents of such Loan Party.
SECTION 4.05 Properties. Each of the Borrower and the Material Subsidiaries has good title to, or valid leasehold or other interests in, all its real and personal property material to its business free of all Liens securing Indebtedness except for such Liens permitted under Section 6.02.
SECTION 4.06 Litigation and Environmental Matters. (a) Except as disclosed in the most recent Annual Report on Form 10-K delivered by the Borrower to the Lenders, there is no action, suit or proceeding by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of the Material Subsidiaries as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect.
(a)    Except as disclosed in the most recent Annual Report on Form 10-K delivered by the Borrower to the Lenders, the associated liabilities and costs of the Borrower’s compliance with Environmental Laws (including any capital or operating expenditures required for clean-up or closure of properties currently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by Environmental Laws or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Materials, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses) are unlikely to result in a Material Adverse Effect.
SECTION 4.07 Financial Statements.
(a)    The consolidated balance sheet of the Borrower and the Subsidiaries as at December 31, 2014 and the related consolidated statements of income, comprehensive income, shareholders’ equity and cash flows of the Borrower and the Subsidiaries for the fiscal year ended on said date, with the opinion thereon of PricewaterhouseCoopers LLP and set forth in the Borrower’s 2014 Annual Report on Form 10-K, as filed with the SEC, fairly present, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year in accordance with GAAP.
(b)    The unaudited consolidated balance sheets of the Borrower and the Subsidiaries as at March 31, 2015, June 30, 2015 and September 30, 2015 and the related consolidated statements of

Exhibit 10.2

income and cash flows of the Borrower and the Subsidiaries for the three month period ended on such date and set forth in the Borrower’s Quarterly Report on Form 10-Q for its fiscal quarter then ended, as filed with the SEC, fairly present, in all material respects, the consolidated financial position of the Borrower and the Subsidiaries as of such date and their consolidated results of their operations cash flows for the applicable time period ended on said date (subject to the absence of footnotes and to normal year-end and audit adjustments), in accordance with GAAP applied on a basis consistent with the financial statements referred to in Section 4.07(a).
(c)    After the Closing Date and since the date of the most recent Annual Report on Form 10-K delivered by the Borrower to the Lenders, there has been no material adverse change in the business, assets, liabilities or financial condition of the Borrower and the Subsidiaries, taken as a whole.
SECTION 4.08 Disclosure. As of the Closing Date only, information heretofore furnished by the Borrower to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated hereby, together with the Executive Summary is, when taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified. The Executive Summary and the reports, financial statements, certificates or other written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the syndication or negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) on or prior to the Closing Date, when taken as a whole, do not contain any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to any projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time (it being recognized, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by any projects may materially different from the projected results).
SECTION 4.09 Investment Company Act. The Borrower is not, and no Loan Party is required to register as, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.
SECTION 4.10 ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan, except where the failure to so fulfill such obligations and such noncompliance could individually, or together with all such failures to fulfill such obligations and all such noncompliance could reasonably be expected to result in a Material Adverse Effect. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA, which waiver, failure, amendment or liability individually, or collectively with all such waivers, failures, amendments or liabilities, could reasonably be expected to result in a Material Adverse Effect.
SECTION 4.11 Tax Returns and Payments. The Borrower and the Material Subsidiaries have caused to be filed all federal income Tax returns and other material Tax returns, statements and reports (or obtained extensions with respect thereto) which are required to be filed and have paid or deposited or made adequate provision in accordance with GAAP for the payment of all

Exhibit 10.2

Taxes (including estimated Taxes shown on such returns, statements and reports) which are shown to be due pursuant to such returns, except for Taxes being contested in good faith by appropriate proceedings for which adequate reserves in accordance with GAAP have been created on the books of the Borrower and the Subsidiaries and where the failure to pay such Taxes (individually or in the aggregate for the Borrower and the Subsidiaries) would not have a Material Adverse Effect.
SECTION 4.12 Compliance with Laws and Agreements. Each of the Borrower and the Material Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate for the Borrower and the Material Subsidiaries, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 4.13 Purpose of Loans.
(a)    All proceeds of the Loans will be used for the purposes set forth in Section 5.07.
(b)    Neither the Borrower nor any agent acting on its behalf has taken or will take any action which might cause this Agreement or any other Loan Document to violate Regulation T, Regulation U, Regulation X, or any other regulation of the Board or to violate the Exchange Act. Margin stock does not constitute more than 25% of the assets of the Borrower, or of the Borrower and the Subsidiaries on a consolidated basis, and the Borrower does not intend or foresee that it will ever do so.
SECTION 4.14 Foreign Assets Control Regulations, etc. (%3) To the extent applicable, no part of the proceeds of the Loans will (i) be used to violate in any material respect the Trading with the Enemy Act, as amended, or (ii) be used, directly or indirectly or made available to any subsidiary, joint venture partner or any other Person to fund any activities or business of or with any Person, or in any country or territory, that, at the time of such funding, is, or whose government is, at the time of making such Loans, the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control or the U.S. Department of State (collectively, “Sanctions”).
(a)    Neither the Borrower nor any Subsidiary, nor, to the knowledge of the Borrower, any director, officer, employee, agent, affiliate or representative of the Borrower or any Subsidiary is a Person that is, or is owned or controlled by, a Person that is (A) the subject of any Sanctions or (B) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions. The Borrower and the Subsidiaries are in compliance, in all material respects, with the Patriot Act.
(b)    No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of any Anti-Corruption Laws, to the extent the Anti-Corruption Laws apply to the Borrower or one of the Subsidiaries.
SECTION 4.15 Solvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

Exhibit 10.2

ARTICLE V
AFFIRMATIVE COVENANTS

From the Closing Date until the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01 Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent:
(a)    within ten days after the date in each fiscal year on which the Borrower is required to file its Annual Report on Form 10-K with the SEC or, if earlier, 100 days after the end of each fiscal year (i) such Annual Report, and (ii) its audited consolidated balance sheet and the related consolidated statements of income, comprehensive income, operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures as of the end of and for the previous fiscal year, all reported on by, and accompanied by an opinion (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of their audit) of, PricewaterhouseCoopers LLP, or other independent public accountants of recognized national standing to the effect that such consolidated financial statements present fairly in all material respects the financial position, results of operations and cash flows of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP; provided, however, that (x) the Borrower shall be deemed to have furnished said Annual Report on Form 10-K for purposes of clause (i) if it shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, and (y) if said Annual Report contains such consolidated balance sheet and such consolidated statements of results of income, comprehensive income, shareholders’ equity and cash flows, and the report thereon of such independent public accountants (without qualification or exception, and to the effect, as specified above), the Borrower shall not be required to comply with clause (ii);
(b)    within five days after each date in each fiscal year on which the Borrower is required to file a Quarterly Report on Form 10-Q with the SEC or, if earlier, 50 days after the end of each fiscal quarter (i) such Quarterly Report, and (ii) its consolidated balance sheet and the related consolidated statements of income and cash flows as of the end of and for the fiscal quarter to which said Quarterly Report relates and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures as of the end and for the corresponding period or periods of the previous fiscal year, all certified by a Responsible Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes; provided, however, that (x) the Borrower shall be deemed to have furnished said Quarterly Report for purposes of clause (i) if it shall have timely made the same available on “EDGAR” and/or on its home page on the worldwide web (at the date of this Agreement located at http://www.kindermorgan.com) and complied with the last grammatical paragraph of this Section 5.01 in respect thereof, and (y) if said Quarterly Report contains such consolidated balance sheet and consolidated statements of income and cash flows, and such certifications, the Borrower shall not be required to comply with clause (ii);
(c)    simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate in substantially the form of Exhibit 5.01 signed by an authorized financial or accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Section 6.07, (ii) (A) in the case of the first set of financial statements delivered following the Closing Date, setting forth a list of the Material Subsidiaries, and (B) in the case of each set of financial statements delivered

Exhibit 10.2

thereafter, an update of any change in the list of the Material Subsidiaries or stating that there has been no such change, and (iii) stating whether any Default or Event of Default exists on the date of such certificate and, if any Default or Event of Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;
(d)    prompt written notice of the following:
(i)    the occurrence of any Default or Event of Default; and
(ii)    any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect;
(each notice delivered under this Section 5.01(d) to be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto);
(e)    without duplication of any other requirement of this Section 5.01, promptly upon the mailing thereof to the public shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;
(f)    promptly upon the filing thereof with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Form 8-K which the Borrower shall have filed with the SEC;
(g)    if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in Section 4043 of ERISA) (other than such event as to which the 30-day notice requirement is waived) with respect to any Plan which would reasonably be expected to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial material withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent, is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA) or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and
(h)    from time to time such other information (other than projections) regarding the business, affairs or financial condition of the Borrower or any Subsidiary as the Required Lenders or the Administrative Agent may reasonably request.

Exhibit 10.2

Information required to be delivered pursuant to Section 5.01(a), 5.01(b) or 5.01(f) above shall be deemed to have been delivered on the date on which the Borrower provides notice to the Administrative Agent and the Lenders that such information has been posted on “EDGAR” or the Borrower’s website or another website identified in such notice and accessible by the Administrative Agent and the Lenders without charge (and the Borrower hereby agrees to provide such notice); provided that such notice may be included in a certificate delivered pursuant to Section 5.01(c).
SECTION 5.02 Existence, Conduct of Business. The Borrower will, and will cause each of the Material Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except where the failure to do so (individually or collectively with all such failures) could not reasonably expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.
SECTION 5.03 Payment of Obligations. The Borrower will, and will cause each of the Material Subsidiaries to, pay, before the same shall become delinquent or in default, its Indebtedness and Tax liabilities but excluding Indebtedness (other than the Obligations) that is not in excess of $150,000,000, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Material Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.04 Maintenance of Properties; Insurance.
(a)    The Borrower will keep, and will cause each Material Subsidiary to keep, all property material to the conduct its business (taken as a whole) in good working order and condition, ordinary wear and tear excepted, in the reasonable judgment of the Borrower.
(b)    The Borrower will maintain or cause to be maintained with, in the good faith judgment of the Borrower, financially sound and reputable insurers, or through self-insurance, insurance with respect to its properties and business and the properties and businesses of the Subsidiaries against loss or damage of the kinds customarily insured against by business enterprises of established reputation engaged in the same or similar business and similarly situated, of such types and in such amounts as are customarily carried under similar circumstances by such other corporations. Such insurance may include self-insurance or be subject to co-insurance, deductibility or similar clauses which, in effect, result in self-insurance of certain losses, provided that such self-insurance is in accord with the approved practices of business enterprises of established reputation similarly situated and adequate insurance reserves are maintained in connection with such self-insurance, and, notwithstanding the foregoing provisions of this Section 5.04 the Borrower or any Subsidiary may effect workers’ compensation or similar insurance in respect of operations in any state or other jurisdiction any through an insurance fund operated by such state or other jurisdiction or by causing to be maintained a system or systems of self-insurance in accord with applicable laws.
SECTION 5.05 Books and Records; Inspection Rights. The Borrower will, and will cause each of the Material Subsidiaries to, keep, in accordance with GAAP, books of record and account. The Borrower will, and will cause each of the Material Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice during normal business hours, and, if the Borrower shall so request, in the presence of a Responsible Officer or an appointee of a Responsible Officer, at the expense of the Administrative Agent or such Lender (unless an Event of Default exists, in which event the expense shall be that of the Borrower) to

Exhibit 10.2

visit and inspect its properties, to examine and make extracts from its books and records (subject to compliance with confidentiality agreements and applicable copyright law), and to discuss its affairs, finances and condition with its officers, all at such times, and as often, as reasonably requested, but unless an Event of Default exists, no more frequently than once during each calendar year.
SECTION 5.06 Compliance with Laws. The Borrower will, and will cause each of the Material Subsidiaries to, comply with all Requirements of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
SECTION 5.07 Use of Proceeds. The proceeds of the Loans will be used for working capital and other general corporate purposes.
SECTION 5.08 Additional Guarantors. The Borrower shall cause each Subsidiary (other than any Excluded Subsidiary) formed or otherwise purchased or acquired after the Closing Date (including each Subsidiary that ceases to constitute an Excluded Subsidiary after the Closing Date and including each Subsidiary that is an Immaterial Subsidiary to the extent that such Immaterial Subsidiary becomes a guarantor under the Existing Credit Agreement) to execute a supplement to the Guaranty and become a Guarantor within 45 days of the occurrence of the applicable event specified in this Section 5.08 (or such longer period of time as the Administrative Agent shall reasonably agree).
ARTICLE VI
NEGATIVE COVENANTS

From the Closing Date until the principal of and interest on each Loan and all fees payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01 Indebtedness of Non-Guarantor Subsidiaries. The Borrower will not permit any Subsidiary that is not a Guarantor (each a “Non-Guarantor Subsidiary”) to create, incur or assume Indebtedness other than the following:
(a)    Indebtedness existing as of the Closing Date and set forth on Schedule 6.01 and any Indebtedness incurred to refund, extend, refinance or otherwise replace such Indebtedness; provided that the principal amount of such Indebtedness does not exceed the principal amount of Indebtedness refinanced (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses and other obligations incurred therewith) at the time of the refinancing;
(b)    Indebtedness owing to the Borrower or its Subsidiaries;
(c)    Indebtedness that is (or was) secured by Liens permitted pursuant to Section 6.02(b) or (c) and any Indebtedness incurred to refund, extend, refinance or otherwise replace such Indebtedness; provided, that the principal amount of such Indebtedness does not exceed the principal amount of Indebtedness refinanced (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses and other obligations incurred therewith) at the time of refinancing;
(d)    (i) Indebtedness attaching to any property or asset prior to the acquisition thereof by any Non-Guarantor Subsidiary or of, or attaching to any property or asset of, any Person that becomes a Non-Guarantor Subsidiary after the date hereof prior to the time such Person becomes a Non-Guarantor Subsidiary, in each case, outstanding prior to the acquisition of such property or asset or such Person becoming a Non-Guarantor Subsidiary; provided that such Indebtedness was not incurred in

Exhibit 10.2

contemplation of or in connection with such acquisition or such Person becoming a Non-Guarantor Subsidiary, as the case may be and (ii) and any Indebtedness incurred to refund, extend, refinance or otherwise replace such Indebtedness (plus the amount of penalties, premiums, fees, accrued interest and reasonable expenses and other obligations incurred therewith);
(e)    Indebtedness of Foreign Subsidiaries; and
(f)    Indebtedness of Non-Wholly-owned Subsidiaries.
SECTION 6.02 Liens. The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien securing Indebtedness on any property or asset now owned or hereafter acquired by it except:
(a)    Liens existing as of the Closing Date (including any replacement, extension or renewal of any such Lien permitted upon or in the same assets (other than after acquired property that is affixed or incorporated into the property covered by such Lien) theretofore subject to such Lien or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor except to the extent otherwise permitted hereunder) of the Indebtedness secured thereby);
(b)    Liens securing (A) Capital Lease Obligations, or (B) Indebtedness incurred to finance the acquisition, construction, expansion or improvement of any fixed or capital assets of the Borrower or its Subsidiaries; provided that (x) such Liens attach at all times only to the assets so financed except for accessions to such property, improvements thereof and general intangibles relating thereto, and the proceeds and the products thereof and (y) individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender;
(c)    Liens existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary, in each case, pursuant to security documents in effect prior to the acquisition of such property or asset or such Person becoming a Subsidiary (“Existing Security Documents”), and securing Indebtedness whose incurrence, for purposes of this Agreement, by virtue of acquisition of such property or asset, or by virtue of such Person so becoming a Subsidiary, would not result in a violation of Section 6.07; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary except to the extent such Lien attaches to such property or assets pursuant to Existing Security Documents, (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof. For purposes of this Section 6.02(c), the Indebtedness so secured shall be deemed to have been incurred on the last day of the fiscal quarter then most recently ended; and
(d)    Liens, not otherwise permitted by the foregoing clauses (a) and (b), securing Indebtedness in an aggregate amount not exceeding 15% of Consolidated Net Tangible Assets.
SECTION 6.03 Fundamental Changes. The Borrower will not, and will not permit any Material Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all (or substantially all) of its assets, or all or substantially all of the stock of or other equity interest in any of the Material Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, unless: (a) at the time thereof and immediately after giving

Exhibit 10.2

effect thereto no Event of Default or Default shall have occurred and be continuing; and (b) (i) the Borrower or a Material Subsidiary is the surviving entity or the recipient of the assets so sold, transferred, leased or otherwise disposed of in any such sale, transfer, lease or other disposition of assets, provided, that no such merger, consolidation, sale, transfer, lease or other disposition shall have the effect of releasing the Borrower from any of the Obligations or (ii) such merger, consolidation, sale, transfer, lease or other disposition, when taken together with all other consolidations, mergers or sales of assets by the Borrower or any Material Subsidiary since the Closing Date, shall not result in the disposition by the Borrower and the Material Subsidiaries of assets in an amount that would constitute all or substantially all of the consolidated assets of the Borrower and the Material Subsidiaries.
SECTION 6.04 Restricted Payments. The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment except (a) distributions with respect to the Capital Stock of the Borrower, so long as both before and after the making of such distribution, no Event of Default shall have occurred and be continuing, (b) any Capital Stock split, Capital Stock reverse split, dividend of Borrower Capital Stock or similar transaction will not constitute a Restricted Payment, and (c) acquisitions by officers, directors and employees of the Borrower of equity interests in the Borrower through cashless exercise of options pursuant to, and in accordance with the terms of, management and/or employee stock plans, stock subscription agreements or shareholder agreements.
SECTION 6.05 Transactions with Affiliates. The Borrower will conduct, and cause each of the Subsidiaries to conduct, all transactions with any of its Affiliates (other than the Borrower or the Subsidiaries) on terms that are substantially as favorable to the Borrower or such Subsidiary as it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate, provided that the foregoing shall be deemed to be satisfied with respect to any transaction that is approved by a majority of the independent members of the Borrower’s board of directors, or of a committee thereof consisting solely of independent directors, and provided, further that the foregoing restrictions shall not apply to:
(a)    the payment of customary fees for management, consulting and financial services rendered to the Borrower and the Subsidiaries and (ii) customary investment banking fees paid for services rendered to the Borrower and the Subsidiaries in connection with divestitures, acquisitions, financings and other transactions;
(b)    transactions permitted by Section 6.04;
(c)    the payment of any fees or expenses incurred or paid by the Borrower or any of its Subsidiaries in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby;
(d)    the issuance of Capital Stock of the Borrower to the management of the Borrower or any of its Subsidiaries in connection with the Transactions or pursuant to arrangements described in clause (f) of this Section 6.05;
(e)    loans, advances, provision of credit support and other investments by (or to) the Borrower and the Subsidiaries;
(f)    employment and severance arrangements among the Borrower and the Subsidiaries and their respective officers and employees in the ordinary course of business;

Exhibit 10.2

(g)    payments by the Borrower and the Subsidiaries pursuant to tax sharing agreements among the Borrower and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries;
(h)    the payment of customary fees and reasonable out of pocket costs to, and indemnities provided on behalf of, directors, managers, consultants, officers and employees of the Borrower and the Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Borrower and the Subsidiaries; and
(i)    transactions pursuant to agreements set forth on Schedule 6.05 or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect.
SECTION 6.06 Restrictive Agreements. The Borrower will not, and will not permit any of the Material Subsidiaries that are not Guarantors to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any non-Guarantor Material Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans (including subordinate loans) or advances to the Borrower or any Guarantor, provided that the foregoing shall not apply to (a) restrictions and conditions imposed by law or by this Agreement, (b) customary restrictions and conditions contained in agreements relating to the sale of all or substantially all of the Capital Stock or assets of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (c) restrictions and conditions existing on the date hereof identified on Schedule 6.06 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition) and (d) restrictions or conditions contained in, or existing by reason of, any agreement or instrument relating to any Subsidiary at the time such Subsidiary was merged or consolidated with or into, or acquired by, the Borrower or a Subsidiary or became a Subsidiary and not created in contemplation thereof.
SECTION 6.07    Ratio of Consolidated Net Indebtedness to Consolidated EBITDA. Commencing with the last day of the first full fiscal quarter following the Closing Date and on the last day of each fiscal quarter ended thereafter, the Borrower will not permit the ratio of Consolidated Net Indebtedness to Consolidated EBITDA for the most recent four full fiscal quarters ended as of the last day of such applicable fiscal quarter, to exceed:
(a)    6.50 to 1.00, in the case of any such period ended on or prior to December 31, 2017;
(b)     6.25 to 1.00, in the case of any such period ended after December 31, 2017 and on or prior to December 31, 2018; and
(c)    6.00 to 1.00, in the case of any such period ended after December 31, 2018.
In addition, for purposes of this Section 6.07, Hybrid Securities up to an aggregate amount of 5% of Total Capitalization (after giving effect to the following exclusion) shall be excluded from Consolidated Net Indebtedness.

Exhibit 10.2

ARTICLE VII
EVENTS OF DEFAULT

SECTION 7.01 Events of Default and Remedies. If any of the following events (“Events of Default”) shall occur and be continuing:
(a)    the principal of any Loan shall not be paid when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
(b)    any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable by a Loan Party under this Agreement or any other Loan Document shall not be paid, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;
(c)    any representation or warranty made or, for purposes of Article III, deemed made by or on behalf of the Borrower herein, at the direction of the Borrower or by any Loan Party in any other Loan Document or in any document, certificate or financial statement delivered in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect when made or deemed made or reaffirmed, as the case may be;
(d)    the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.01(d)(i), 5.02 (with respect to the Borrower’s existence) or 5.07 or in Article VI;
(e)    any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than those specified in Section 7.01(a), Section 7.01(b) or Section 7.01(d)) or any other Loan Document to which it is a party and, in any event, such failure shall remain unremedied for 30 calendar days after the earlier of (i) written notice of such failure shall have been given to the Borrower by the Administrative Agent or any Lender or, (ii) a Responsible Officer of the Borrower becomes aware of such failure;
(f)    other than as specified in Section 7.01(a) or (b), (i) the Borrower or any Subsidiary fails to make (whether as primary obligor or as guarantor or other surety) any payment of principal of, or interest or premium, if any, on any item or items of Indebtedness (other than as specified in Section 7.01(a) or Section 7.01(b)) or any payment in respect of any Hedging Agreement, in each case when the same becomes due and payable (whether by scheduled maturity, required payment or prepayment, acceleration, demand or otherwise), beyond any period of grace provided with respect thereto (not to exceed 30 days); provided that the aggregate outstanding principal amount of all Indebtedness or payment obligations in respect of all Hedging Agreements as to which such a payment default shall occur and be continuing is equal to or exceeds $150,000,000, or (ii) the Borrower or any Subsidiary fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such failure, either individually or in the aggregate, shall have resulted in the acceleration of the payment of Indebtedness with an aggregate face amount which is equal to or exceeds $150,000,000; provided that this Section 7.01(f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, so long as such Indebtedness is paid in full when due;
(g)    an involuntary case shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Debtor Relief Laws or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material

Exhibit 10.2

Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, winding-up, reorganization or other relief under any Debtor Relief Laws, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(g), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(i)    the Borrower or any Material Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;
(j)    one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 shall be rendered against the Borrower, any Subsidiary or any combination thereof and the same shall (x) not be covered by insurance and (y) remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment;
(k)    a Change in Control shall occur;
(l)    any member of the ERISA Group shall fail to pay when due an amount which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation; and in each of the foregoing instances such condition could reasonably be expected to result in a Material Adverse Effect;
then, and in any such event, and at any time thereafter (but for the avoidance of doubt, in each case, not prior to the Closing Date) if any Event of Default shall then be continuing, the Administrative Agent, may, and upon the written request of the Required Lenders shall, by written notice (including notice sent by telecopy or electronic mail) to the Borrower (a “Notice of Default”) take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or other holder of any of the Obligations to enforce its claims against the Borrower (provided that, if an Event of Default specified in Section 7.01(g) or Section 7.01(h) shall occur with respect to the Borrower or any Material Subsidiary, the actions described in clauses (i), (ii) and (v) below shall occur automatically without the giving of any Notice of Default): (i) declare the principal of and any accrued interest in respect of all Loans, and all the other Obligations owing hereunder and under the other Loan Documents, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intent to accelerate, declaration or notice of acceleration or any other notice of any kind, all of which are hereby waived by the Borrower; and (ii) exercise any rights or remedies under the Loan Documents.

Exhibit 10.2

ARTICLE VIII
THE ADMINISTRATIVE AGENT

SECTION 8.01 Appointment and Authority. Each of the Lenders hereby irrevocably appoints Barclays Bank PLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders and, except as specifically provided in Section 8.06(a) and (b), the Borrower shall not have rights as a third-party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
SECTION 8.02 Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
SECTION 8.03 Exculpatory Provisions.
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(i)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing;
(ii)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(iii)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Exhibit 10.2

(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.02 and 9.03) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default. is given to the Administrative Agent in writing by the Borrower or a Lender.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default or the enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
SECTION 8.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
SECTION 8.05 Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub agents appointed by the Administrative Agent. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub agent and to the Related Parties of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the term loan credit facility provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub agents.
SECTION 8.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor, subject to (so long as no Default or Event of Default exists) the prior

Exhibit 10.2

written consent of the Borrower (which consent will not be unreasonably withheld or delayed), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), subject to (so long as no Default or Event of Default exists) the prior written consent of the Borrower (which consent will not be unreasonably withheld), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, subject to (so long as no Default or Event of Default exists) the prior written consent of the Borrower (which consent will not be unreasonably withheld or delayed), appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
SECTION 8.07 Non-Reliance on Administrative Agent and Other Lenders.
(a)    Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on

Exhibit 10.2

such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
(b)    Each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special legal counsel to the Administrative Agent only. Each Lender will consult with its own legal counsel to the extent it deems necessary with this Agreement and the other Loan Documents and the matters contemplated herein and therein.
SECTION 8.08    INDEMNIFICATION. THE LENDERS AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE ARRANGERS, THE SYNDICATION AGENTS AND THE DOCUMENTATION AGENT RATABLY IN ACCORDANCE WITH THEIR RATABLE SHARE OF THE LOANS FOR THE INDEMNITY MATTERS AS DESCRIBED IN SECTION 9.03 TO THE EXTENT NOT INDEMNIFIED OR REIMBURSED BY THE BORROWER UNDER SECTION 9.03, BUT WITHOUT LIMITING THE OBLIGATIONS OF THE BORROWER UNDER SAID SECTION 9.03 AND FOR ANY AND ALL OTHER LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES OR DISBURSEMENTS OF ANY KIND AND NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT OR THE DOCUMENTATION AGENT IN ANY WAY RELATING TO OR ARISING OUT OF: (A) THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED BY OR REFERRED TO HEREIN OR THE TRANSACTIONS CONTEMPLATED HEREBY, BUT EXCLUDING, UNLESS A DEFAULT OR AN EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING, NORMAL ADMINISTRATIVE COSTS AND EXPENSES INCIDENT TO THE PERFORMANCE OF ITS AGENCY DUTIES, IF ANY, HEREUNDER OR UNDER ANY SUCH OTHER LOAN DOCUMENT OR (B) THE ENFORCEMENT OF ANY OF THE TERMS OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 8.08 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT OR THE DOCUMENTATION AGENT, AS THE CASE MAY BE; PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY OF THE FOREGOING TO THE EXTENT THEY ARISE FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT OR THE DOCUMENTATION AGENT AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT.
SECTION 8.09 No Reliance on Agents or other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent, any Arranger, any Syndication Agent, the Documentation Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and its Subsidiaries and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent, any Arranger, any Syndication Agent, the Documentation Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. None of the Administrative Agent, the Arrangers, the Syndication Agents or the Documentation Agent shall be required to keep itself informed as to the performance or observance by the Borrower of this Agreement, the other Loan Documents or any other document referred to or provided for herein or to inspect the properties or books of the Borrower. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent

Exhibit 10.2

hereunder, none of the Administrative Agent, the Arrangers, the Syndication Agents or the Documentation Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of the Administrative Agent, any Arranger, any Syndication Agent, the Documentation Agent or any of their respective Affiliates. In this regard, each Lender acknowledges that Simpson Thacher & Bartlett LLP is acting in this transaction as special counsel to the Administrative Agent only. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with this Agreement and other Loan Documents and the matters contemplated herein and therein.
SECTION 8.10 Duties of the Syndication Agents, Documentation Agent, Arrangers. Notwithstanding the indemnity of the Syndication Agents, the Documentation Agent and the Arrangers contained in Section 8.08 and in Section 9.03, nothing contained in this Agreement shall be construed to impose any obligation or duty whatsoever on any Person named on the cover of this Agreement or elsewhere in this Agreement as a Syndication Agent, a Documentation Agent, an Arranger, a “lead arranger” or a “bookrunner”, other than those applicable to all Lenders as such.
ARTICLE IX
MISCELLANEOUS

SECTION 9.01 Notices, Etc.
(a)    All notices, consents, requests, approvals, demands and other communications (collectively “Communications”) provided for herein shall be in writing (including facsimile Communications) and mailed, telecopied or delivered:
(i)    if to the Borrower, to it at:
1001 Louisiana Street, Suite 1000
Houston, Texas 77002
Attention:    Anthony Ashley
Telecopy No.:    (713) 445-8302;
With a copy to:
1001 Louisiana Street, Suite 1000
Houston, Texas 77002
Attention:    General Counsel
Telecopy No.:    (713) 495-2877;
(ii)    if to the Administrative Agent, to it at
c/o Barclays Bank PLC
745 Seventh Avenue
27th Floor
New York, NY 10019
Attention:  May Huang
Email:  may.huang@barclays.com / ltmny@Barclays.com
Phone:  212-526-0787
Telecopy No.:  212-526-5115

Exhibit 10.2

(iii)    if to any other Lender, to it at its address (or telecopy number) set forth in the Administrative Questionnaire delivered by such Person to the Administrative Agent or in the Assignment and Acceptance executed by such Person;
or, in the case of any party hereto, such other address or telecopy number as such party may hereafter specify for such purpose by notice to the other parties.
(b)    Communications to the Lenders hereunder may be delivered or furnished by electronic communications (including electronic mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(d)    Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
(e)    Platform.
(i)    The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make the Communications available to the Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system (the “Platform”).
The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Electronic Communications (as defined below). No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower or the Administrative Agent’s transmission of communications through the Platform. “Electronic Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed to the Administrative Agent or any Lender by means of electronic communications pursuant to this Section, including through the Platform.

Exhibit 10.2

SECTION 9.02 Waivers; Amendments; Releases.
(a)    No failure or delay by the Administrative Agent or any Lender in exercising, and no course of dealing with respect to, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No waiver of any provision of this Agreement or consent to any departure therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.
(b)    No provision of this Agreement or any other Loan Document (other than the Fee Letter, which may be amended by the parties thereto) provision may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower (or to the extent another Loan Party and not the Borrower is party thereto, such Loan Party) and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees or other amounts payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) amend Section 2.17 without the consent of the Administrative Agent in addition to the consent of the Required Lenders, (vi) release all or substantially all of the value of the Guarantees under the Guaranty or change any of the provisions of this Section 9.02(b), or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. Except as provided herein, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver referred to in clauses (i) through (vi) or the first of this Section 9.02(b) above or that would alter the terms set forth in such proviso shall require the consent of such Defaulting Lender.
Notwithstanding the foregoing, the Administrative Agent and the Borrower may amend any Loan Document to correct any obvious errors, mistakes, omissions, defects or inconsistencies and such amendment shall become effective without any further consent of any other party to such Loan Document other than the Administrative Agent and the Borrower.

Exhibit 10.2

(c)    The Lenders hereby irrevocably agree that the Guarantors shall be released from the Guarantee upon consummation of any transaction not prohibited hereunder resulting in such Subsidiary ceasing to constitute a Subsidiary or upon any Subsidiary becoming an Excluded Subsidiary. The Lenders hereby authorize the Administrative Agent to execute and deliver any instruments, documents, and agreements necessary or desirable to evidence and confirm the release of any Guarantor pursuant to the foregoing provisions of this paragraph, all without the further consent or joinder of any Lender.
SECTION 9.03 Payment of Expenses, Indemnities, etc. The Borrower agrees:
(a)    to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facility provided for herein, the preparation and administration of this Agreement or any amendments, modifications or waivers of the provisions hereof and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    TO INDEMNIFY THE ADMINISTRATIVE AGENT, EACH ARRANGER, EACH SYNDICATION AGENT, THE DOCUMENTATION AGENT AND EACH LENDER AND EACH OF THEIR AFFILIATES AND EACH OF THEIR OFFICERS, DIRECTORS, EMPLOYEES, REPRESENTATIVES, AGENTS, ATTORNEYS, ACCOUNTANTS AND EXPERTS (“INDEMNIFIED PARTIES”) FROM, HOLD EACH OF THEM HARMLESS AGAINST AND PROMPTLY UPON DEMAND PAY OR REIMBURSE EACH OF THEM FOR, THE INDEMNITY MATTERS WHICH MAY BE REASONABLY INCURRED BY OR ASSERTED AGAINST OR INVOLVE ANY OF THEM (WHETHER OR NOT ANY OF THEM IS DESIGNATED A PARTY THERETO) AS A RESULT OF, ARISING OUT OF OR IN ANY WAY RELATED TO (I) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS, (II) THE EXECUTION, DELIVERY AND PERFORMANCE OF THE LOAN DOCUMENTS, (III) THE OPERATIONS OF THE BUSINESS OF THE BORROWER AND THE SUBSIDIARIES, (IV) THE FAILURE OF THE BORROWER OR ANY SUBSIDIARY TO COMPLY WITH THE TERMS OF THIS AGREEMENT, OR WITH ANY REQUIREMENT OF LAW, (V) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OF THE BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS, OR (VI) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, INCLUDING THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND ALL OTHER EXPENSES INCURRED IN CONNECTION WITH INVESTIGATING, DEFENDING OR PREPARING TO DEFEND ANY SUCH ACTION, SUIT, PROCEEDING (INCLUDING ANY INVESTIGATIONS, LITIGATION OR INQUIRIES) OR CLAIM AND INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, BUT EXCLUDING ALL INDEMNITY MATTERS ARISING SOLELY BY REASON OF CLAIMS BETWEEN THE LENDERS OR ANY LENDER AND THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY SYNDICATION AGENT, THE DOCUMENTATION AGENT, OR A LENDER’S SHAREHOLDERS AGAINST THE ADMINISTRATIVE AGENT OR LENDER OR BY REASON OF THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT ON THE PART OF THE INDEMNIFIED PARTY SEEKING INDEMNIFICATION AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT.

Exhibit 10.2

(c)    TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES OR ASSETS, INCLUDING THE TREATMENT OR DISPOSAL OF HAZARDOUS MATERIALS ON ANY OF THEIR PROPERTIES OR ASSETS, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY THE BORROWER OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE BORROWER OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY THE BORROWER OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR ASSETS OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES OR ASSETS WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE BORROWER OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS (EXPRESSLY INCLUDING ANY SUCH CLAIM, DAMAGE LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE ATTRIBUTABLE TO THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH INDEMNIFIED PARTY, BUT EXCLUDING ANY SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, PENALTY, FEE OR EXPENSE RESULTING FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT).
(d)    No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 9.03.
(e)    In the case of any indemnification hereunder, the Indemnified Party, as appropriate, shall give notice to the Borrower of any such claim or demand being made against the Indemnified Party and the Borrower shall have the non-exclusive right to join in the defense against any such claim or demand; provided that if the Borrower provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Borrower and such Indemnified Party.
(f)    THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. TO THE EXTENT THAT AN INDEMNIFIED PARTY IS FOUND TO HAVE COMMITTED AN ACT OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ENGAGED IN UNLAWFUL CONDUCT (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT), THIS CONTRACTUAL OBLIGATION OF INDEMNIFICATION SHALL CONTINUE BUT SHALL ONLY EXTEND TO THE PORTION OF THE CLAIM THAT IS DEEMED TO HAVE OCCURRED BY REASON OF EVENTS OTHER THAN THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR UNLAWFUL CONDUCT OF THE INDEMNIFIED

Exhibit 10.2

PARTY (AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL AND NONAPPEALABLE JUDGMENT).
(g)    The Borrower’s obligations under this Section 9.03 shall survive any termination of this Agreement and the payment of the Loans and shall continue thereafter in full force and effect.
(h)    To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent under this Section 9.03, each Lender severally agrees to pay to the Administrative Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on such Lender’s ratable share of the Loans of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.
(i)    The Borrower shall pay any amounts due under this Section 9.03 within 30 days of the receipt by the Borrower of notice of the amount due.
(j)    To the fullest extent permitted by applicable law, no party shall assert, and each party hereby waives, any claim against any other party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof; provided, however, that the foregoing limitation shall not be deemed to impair or affect the indemnification obligations of the Borrower under the Loan Documents. No Indemnified Party referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
SECTION 9.04 Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 9.05(a), (ii) by way of participation in accordance with the provisions of Section 9.05(c), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 9.05(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 9.05(c) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

Exhibit 10.2

SECTION 9.05 Assignments by Lenders.
(a)    Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(i)    (A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or contemporaneous assignments to related Approved Funds that equal at least the amount specified in paragraph (a)(i)(B) of this Section; and
(B)    in any case not described in the proviso to paragraph (a)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $1,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned.
(ii)    Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned.
(iii)    No consent shall be required for any assignment except to the extent required by paragraph (a)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment, (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) the Borrower shall not have objected within 10 Business Days following its receipt of notice of such assignment requesting such consent; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

Exhibit 10.2

(v)    No such assignment shall be made to (A) the Borrower or any of the Borrower’s Affiliates or Subsidiaries or (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No such assignment shall be made to a natural Person.
(vii)    In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest and fees accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (b) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 2.12, 2.13 and 9.03 and with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
(b)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee, if any, referred to in Section 9.05(a) and any written consent to such assignment required by Section 9.05(a), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register (as defined below). No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time

Exhibit 10.2

to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable prior notice.
(c)    Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 8.08 with respect to any payments made by such Lender to its Participant(s).
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14 (it being understood that the documentation required under Section 2.14 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (a) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.16 as if it were an assignee under paragraph (a) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.12 and 2.14, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.16 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.15 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Exhibit 10.2

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
SECTION 9.06 Survival; Reinstatement.
(a)    All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
(b)    To the extent that any payments on the Obligations are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Obligations so satisfied shall be revived and continue as if such payment or proceeds had not been received.
SECTION 9.07 Counterparts; Integration; Effectiveness; Electronic Execution.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letter constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof (including the Executive Summary). Except as provided in Section 3.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Exhibit 10.2

SECTION 9.08 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
SECTION 9.09 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender or any such Affiliate, to or for the credit or the account of a Loan Party against any and all of the obligations of a Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or its Affiliates, irrespective of whether or not such Lender or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Loan Parties may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 9.09 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.
SECTION 9.10 Governing Law; Jurisdiction; Consent to Service of Process.
(a)    This Agreement and the other Loan Documents shall be construed in accordance with and governed by the laws of the State of New York.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE BORROWER HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS C T CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE AND ACCEPT FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE BORROWER AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK, NEW YORK ON THE TERMS AND FOR THE

Exhibit 10.2

PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 9.01, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(c)    THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (b) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO PLEAD OR CLAIM, AND AGREES NOT TO PLEAD OR CLAIM, THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
(d)    EACH PARTY HERETO HEREBY (i) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (ii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 9.10.
SECTION 9.11 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.
SECTION 9.12 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to their Affiliates, to their and their Affiliates’ directors, officers and employees and agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of the information provided, (b) disclosures in connection with any pledge or assignment permitted under Section 9.05(d) and, to the extent requested by any regulatory authority,

Exhibit 10.2

including any self-regulatory authority such as the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio, (c) to the extent a Lender reasonably believes it is required by applicable laws or regulations or by any subpoena or similar legal process (and, to the extent not prohibited under applicable law), such Lender will provide prompt notice thereof to the Borrower), (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an understanding with such Person that such Person will comply with this Section 9.12, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, or other transaction under which payments are to be made by reference to the Borrower, and its obligations under this Agreement or the payments hereunder, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 9.12 or (ii) becomes available to the Administrative Agent or any Lender from a source other than the Borrower (unless such source is actually known by the individual providing the information to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information). In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments. For the purposes of this Section 9.12, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is known to a Lender, publicly known or otherwise available to the Administrative Agent or any Lender other than through disclosure (a) by the Borrower, or (b) from a source actually known to a Lender to be bound by a confidentiality agreement or other legal or contractual obligation of confidentiality with respect to such information. Any Person required to maintain the confidentiality of Information as provided in this Section 9.12 shall be considered to have complied with its obligation to do so if such Person maintains the confidentiality of such Information in accordance with procedures adopted in good faith to protect confidential Information of third parties delivered to a lender.
SECTION 9.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section 9.13 shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
SECTION 9.14 EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT, THE PROMISSORY NOTES AND (IN THE CASE OF THE BORROWER AND THE ADMINISTRATIVE AGENT) THE FEE LETTER AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF

Exhibit 10.2

THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
SECTION 9.15 U.S. Patriot Act. Each Lender that is subject to the requirements of the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Loan Parties that pursuant to the requirements of the Patriot Act, it is required to obtain, verify, and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow such Lender to identify the Loan Parties in accordance with the Patriot Act.
SECTION 9.16 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby, the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the credit facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower, on the one hand, and the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agent and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendments, waiver or other modification hereof or thereof); (ii) in connection with the process leading to such transaction, the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agent and the Lenders are and have been acting solely as principals and are not the financial advisors, agents or fiduciaries, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person; (iii) the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agent and the Lenders have not assumed and will not assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Administrative Agent, any Arranger, any Syndication Agent, the Documentation Agent or any Lender advised or is currently advising the Borrower or any of its Affiliates on other matters) and the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agent and the Lenders have no obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; (iv) the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agent, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agent and the Lenders have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agent and the Lenders have not provided and will not provide any legal, accounting, regulatory or Tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or

Exhibit 10.2

other modification hereof or of any other Loan Document) and the Loan Parties have consulted its own legal, accounting, regulatory and Tax advisors to the extent it has deemed appropriate. Each Loan Party hereby waives and releases, to the fullest extent permitted by law, any claims that it may have against the Administrative Agent, the Arrangers, the Syndication Agents, the Documentation Agent or the Lenders with respect to any breach or alleged breach of agency or fiduciary duty.
SECTION 9.17    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
SECTION 9.18 Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
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Exhibit 10.2

The parties hereto have caused this Agreement to be duly executed as of the date and year first above written.
KINDER MORGAN, INC.,
as the Borrower
By: /s/ Anthony B. Ashley
Name: Anthony B. Ashley
Title: Treasurer

Exhibit 10.2

BARCLAYS BANK PLC,
as the Administrative Agent and as a Lender
By: /s/ Jonathan Burn
Name: JONATHAN BURN
Title: MANAGING DIRECTOR

Exhibit 10.2

Bank of America, N.A.,
as a Lender
By: /s/ Michael Clayborne
Name: Michael Clayborne
Title: Vice President

Exhibit 10.2

The Bank of Tokyo-Mitsubishi UFJ Ltd., as a Lender

By: /s/ Mark Oberreuter
Name: Mark Oberreuter
Title: Vice President

Exhibit 10.2

Citibank, N.A.,
as a Lender
By: /s/ Eamon Baqui
Name: Eamon Baqui
Title: Vice President

Exhibit 10.2

CREDIT SUISSE AG, Cayman Islands Branch,
as a Lender

By:     /s/ Nupur Kumar
Name: Nupur Kumar
Title: Authorized Signatory

By:     /s/ Warren Van Heyst
Name: Warren Van Heyst
Title: Authorized Signatory

Exhibit 10.2

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Vice President

By: /s/ Marcus Tarkington
Name: Marcus Tarkington
Title: Director

Exhibit 10.2

JPMorgan Chase Bank, N.A.,
as a Lender

By: /s/ Stephanie Balette
Name: Stephanie Balette
Title: Authorized officer

Exhibit 10.2

Mizuho Bank, Ltd., as a Lender

By:     /s/ Takayuki Tomii
Name: Takayuki Tomii
Title: Authorized Signatory

Exhibit 10.2

Natixis, New York Branch,
as a Lender

By:     /s/ Tim Polvado
Name: Tim Polvado
Title: Managing Director

By: /s/ Jarrett Price
Name: Jarrett Price
Title: Director

Exhibit 10.2

Royal Bank of Canada,
as a Lender

By:     /s/ Jason S. York
Name: Jason S. York
Title: Authorized Signatory

Exhibit 10.2

SUNTRUST BANK,
as a Lender

By:    /s/ Carmen Malizia
Name: Carmen Malizia
Title: Director

Exhibit 10.2

TORONTO DOMINION (TEXAS) LLC,
as a Lender

By: /s/ Rayan Karim
Name: Rayan Karim
Title: Authorized Signatory

Exhibit 10.2

COMPASS BANK,
as a Lender

By: /s/ Blake Kirshman
Name: Blake Kirshman
Title: Senior Vice President

Exhibit 10.2

BNP Paribas,
as a Lender

By:    /s/ Ann Rhoads        ______
Name: Ann Rhoads
Title: Managing Director

By:    /s/ Sriram Chandrasekaran
Name: Sriram Chandrasekaran
Title: Director

Exhibit 10.2

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Lender

By: /s/ Dixon Schultz
Name: Dixon Schultz
Title: Managing Director

By:    /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

Exhibit 10.2

ING Capital LLC,
as a Lender

By:     /s/ Subha Pasumarti
Name: Subha Pasumarti
Title: Managing Director

ING Capital LLC,
as a Lender

By:     /s/ Cheryl LaBelle
Name: Cheryl LaBelle
Title: Managing Director

Exhibit 10.2

Morgan Stanley Senior Funding, Inc.
as a Lender

By: /s/ Michael King
Name: Michael King
Title: Vice President

Exhibit 10.2

Wells Fargo Bank, N.A.,
as a Lender

By:    /s/ Doug McDowell
Name: Doug McDowell
Title: Managing Director

Exhibit 10.2

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH, as a Lender

By:     /s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

By:     /s/ Richard Antl
Name: Richard Antl
Title: Authorized Signatory

Exhibit 10.2

The Bank of Nova Scotia,
as a Lender

By: /s/ Mark Sparrow
Name: Mark Sparrow
Title: Director

Exhibit 10.2

Scotiabanc Inc.,
as a Lender

By: /s/ J.F. Todd
Name: J.F. Todd
Title: Managing Director